UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2022 (July 19, 2022)
VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-03676	54-0649263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6348 Walker Lane
Alexandria,	Virginia	22310
(Address of Principal Executive Offices)		(Zip Code)
(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	VSEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2022, the Board of Directors (the “Board”) of VSE Corporation (the “Company”) determined pursuant to the By-Laws of the Company, as amended (the “By-Laws”), to increase the size of the Board from nine directors to eleven directors, effective July 19, 2022. Pursuant to the By-Laws, and based on the recommendation of the Nominating & Corporate Governance Committee of the Board (the “NCGC”), the Board appointed each of Anita D. Britt and Lloyd E. Johnson to serve as an independent director of the Company, commencing July 19, 2022, and extending until the next annual meeting of the Company’s stockholders.

Anita D. Britt, 59, has extensive corporate finance, capital markets, and board-level experience. Previously, Ms. Britt served as the Chief Financial Officer for Perry Ellis International from 2009 to 2017 and held senior financial leadership positions at Jones Apparel Group and Urban Brands. She currently serves on the board of directors for urban-gro, Smith & Wesson Brands and Delta Apparel. Ms. Britt is a Certified Public Accountant; a Board Leadership Fellow as designated by the National Association of Corporate Directors; and holds a Carnegie Mellon Cybersecurity Oversight Certification.

Lloyd E. Johnson, 68, has a strong background in management consulting, mergers and acquisitons, internal audit and commercial operations experience. Previously, Mr. Johnson served as Global Managing Director, Finance and Internal Audit at Accenture Corporation from 2004 to 2015; Executive Director, M&A and General Auditor for Delphi Automotive PLC from 1999 to 2004; and held senior financial leadership positions at Emerson Electric Corporation, Sara Lee Corporation and Shaw Food Services. Mr. Johnson is a Certified Public Accountant and holds the National Association of Corporate Directors Directorship Certification designation. Mr. Johnson is currently a board member for Haemonetics Corporation, Apogee Enterprises, Beazer Homes USA, and AARP.

Neither Ms. Britt nor Mr. Johnson has any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K. There is no arrangement or understanding between either Ms. Britt or Mr. Johnson and any other person pursuant to which either was selected as a director. Ms. Britt and Mr. Johnson will be entitled to receive compensation for their service as a director in accordance with the Company’s standard compensation arrangements for non-employee directors.

A copy of the press release announcing the appointment of Ms. Britt and Mr. Johnson to the Board is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 19, 2022, the Company’s Board approved an amendment to Article III, Section 1 of the Company’s Bylaws dated July 31, 2013, to increase the total number of directors to serve on the Board from ten directors to eleven directors (the “Bylaw Amendment”). The Bylaw Amendment was effective on July 19, 2022. In connection with the appointment of Ms. Britt and Mr. Johnson to the Board as described in Item 5.02(d) above, the number of authorized directors was increased from ten to eleven pursuant to the Bylaw Amendment.

The foregoing description of the Bylaw Amendment is qualified in its entirety by reference to the full text of the Amendment No. 1 to the Bylaws of the Company, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Amendment No. 1 to the Bylaws of VSE Corporation.

99.1	Press release dated July 20, 2022, entitled “VSE Corporation Appoints Two New Members to Board of Directors.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date:	July 20, 2022	By:	/s/ Farinaz S. Tehrani
Farinaz S. Tehrani
Chief Legal Officer and Corporate Secretary